SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 5, 2005

AVICI SYSTEMS INC.

(Exact name of registrant as specified in its charter)

Delaware

(State of incorporation or organization)

000-30865	02-0493372
(Commission file number)	(I.R.S. employer identification no.)

101 Billerica Avenue, North Billerica, MA 01862

(Address of principal executive office) (Zip code)

Registrant’s telephone number, including area code: (978) 964-2000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

Executive Incentive Plan and Sales Incentive Plan

On April 5, 2005, the Compensation Committee (the “Committee”) of the Board of Directors (the “Board”) of Avici Systems Inc. (the “Company”) adopted the 2005 Executive Incentive Plan (the “Executive Plan”), and established the parameters for certain cash based awards that may be earned during 2005 under the Executive Plan by named executive officers and other management and senior personnel of the Company. Dr. William Leighton, Chief Executive Officer, Mr. Paul F. Brauneis, Senior Vice President of Finance and Administration and Chief Financial Officer, and Dr. Christopher W. Gunner, Senior Vice President of Research and Development, are each eligible for an annual target award of 35% of his 2005 annualized base salary of $300,000, $215,451 and $214,399, respectively. For other participants in the Executive Plan, annual target awards range from 7% to 20% of 2005 annualized base salary. Actual awards may be earned in greater or lesser percentages based on levels of achievement of specified Company performance targets as established by the Committee for each six-month period of the calendar year. The Executive Plan is filed herewith as Exhibit 10.1. The foregoing description is a summary only.

The Committee also approved the 2005 Sales Incentive Plan and established the annual target sales commission for Mr. Chris Koeneman, Senior Vice President of Worldwide Sales and Service, of 100% of his 2005 annualized base salary of $205,275.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AVICI SYSTEMS INC.

Date: April 8, 2005

	By:	/s/ Paul F. Brauneis
Paul F. Brauneis,
Chief Financial Officer, Treasurer,
Senior Vice President of Finance
and Administration and Principal
Accounting Officer

Exhibit Index

10.1	2005 Executive Incentive Plan